Exhibit 10.1

DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

SEVENTY SEVEN ENERGY INC. 2016 OMNIBUS INCENTIVE PLAN

THIS DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is between Seventy Seven Energy Inc., a Delaware corporation (the “Company”), and          (the “Participant”) effective as of the          day of         ,          (the “Grant Date”).

W I T N E S S E T H:

WHEREAS, the Company has established the Seventy Seven Energy Inc. 2016 Omnibus Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety; and

WHEREAS, the Participant is currently a director of the Company, and the Company desires to encourage the Participant’s continued service and, as an inducement thereto, has determined to grant to the Participant the restricted stock units specified herein (the “Restricted Stock Units”) under the Plan, subject to the terms and conditions of this Agreement and the Plan;

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	The Plan. The Plan, a copy of which has been made available to the Participant, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below). Capitalized terms used but not defined in this Agreement have the same meanings given to them in the Plan.

2.	Grant of Award. The Company hereby awards to the Participant Restricted Stock Units, on the terms and conditions set forth herein and in the Plan (the “Award”). Each Restricted Stock Unit granted pursuant to this Award gives the Participant the right to receive payment, upon satisfaction of the vesting conditions set forth in this Agreement, of one share of Common Stock in the manner set forth in Section 6 below.

3.	Vesting. The Restricted Stock Units shall vest as follows:

(a)	Regular Vesting. Subject to the terms and conditions set forth in this Agreement and the Plan, and to the Participant’s continuous service with the Company through each applicable vesting date:

(i)	1/3 of the Restricted Stock Units subject to this Agreement shall vest on the earlier of (y) the first anniversary of the Grant Date or (z) the date of the Company’s 2017 annual meeting of stockholders; and

(ii)	1/3 of the Restricted Stock Units subject to this Agreement shall vest on the earlier of (y) the second anniversary of the Grant Date or (z) the date of the Company’s 2018 annual meeting of stockholders; and

(iii)	1/3 of the Restricted Stock Units subject to this Agreement shall vest on the earlier of (y) the third anniversary of the Grant Date or (z) the date of the Company’s 2019 annual meeting of stockholders.

Any fractional units with respect to an applicable vesting tranche shall be rounded up to the next whole unit, but in the aggregate may not exceed the total number of Restricted Stock Units granted on the Grant Date.

(b)	Vesting Upon a Change in Control. Notwithstanding the foregoing in this Section 3, all unvested Restricted Stock Units shall be deemed to fully vest upon a Change in Control, provided, however, that the Participant has remained in continuous service with the Company as a Director from the Grant Date through the date the Change in Control occurs.

4.	Forfeiture. In the event the Participant ceases to be a Director for any reason whatsoever prior to all Restricted Stock Units becoming vested, then the unvested Restricted Stock Units as of the effective date of the Participant’s termination of service shall be automatically and absolutely forfeited immediately upon the date of the Participant’s termination of service without any action required by the Company and the Participant shall have no further interest or rights therein of any kind whatsoever.

5.	Nontransferability of Award. A Restricted Stock Unit is not transferable other than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, a Restricted Stock Unit contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Restricted Stock Unit(s) involved in such attempt.

6.	Payment of Award. Upon vesting, payment of the vested Restricted Stock Units shall be made in the form of a distribution to the Participant of shares of Common Stock equal to the number of Restricted Stock Units that vest as of the applicable vesting date. Such distribution shall be made to the Participant with respect to the vested Restricted Stock Units within sixty (60) days following the applicable vesting date of such Restricted Stock Units as set forth in Section 3 (including the date of a Change in Control in accordance with Section 3(b)).

7.	No Dividend Equivalents. No dividend equivalents shall be paid with respect to any Restricted Stock Units.

8.	Amendments. This Agreement may be amended by a written agreement executed by the Company and the Participant; provided, however, that the Committee may modify the terms of this Agreement without the consent of the Participant in any manner that is not materially adverse to the Participant.

9.	Securities Law Restrictions. Payment of this Award shall not be made in shares of Common Stock unless such issuance is in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant at the time of payment and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Common Stock subject to the Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such a fact. The Participant acknowledges that any stock certificate representing Common Stock acquired under such circumstances will be issued with a restricted securities legend.

10.	Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made (a) if personally delivered in return for a receipt, (b) if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company or (c) if provided electronically, provided to Participant at his e-mail address specified in the Company’s records or as other specified pursuant to and in accordance with the Committee’s applicable administrative procedures.

11.	Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Delaware.

12.	Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

13.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

14.

Code Section 409A. This Agreement and the Restricted Stock Units granted hereunder are intended to be exempt from Code Section 409A as short-term deferrals and the Agreement and the Restricted Stock Units shall be administered, interpreted, and construed in a manner consistent with such exemption. Should any provision of the Plan, the Agreement or any Award hereunder be found not to be exempt from, or otherwise comply with, the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to effectuate an exemption from, or comply with, Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Code Section 409A. If any mandatory term required for Restricted Stock Units to avoid tax penalties under Code Section 409A is not otherwise explicitly provided under this document or other applicable documents, such term is hereby incorporated by reference and fully applicable as though set forth at length herein. Each vesting tranche of Restricted Stock Units shall be deemed a separate payment for purposes of Code Section 409A.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered effective as the Grant Date. By signing below, the Participant signifies his or her acceptance of the terms of this Award.

SEVENTY SEVEN ENERGY INC.:

By:

Name:
Title:

PARTICIPANT:

Name:

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